                                                                    Exhibit 23.5

                                    CONSENT
                                       OF
                         DEUTSCHE BANK SECURITIES INC.

   We hereby consent to (i) the inclusion of our opinion letter, dated September 29, 1999, to the Board of Directors of Flycast Communications Corporation as Annex B to the Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4, and (ii) references made to our firm and such opinion in such Proxy Statement/Prospectus under the captions entitled "Summary--Opinion of Financial Advisor," "Summary--Interests of Financial Advisor," "The Merger--Background of the Merger," "The Merger--Flycast's Reasons for the Merger; Recommendation of the Flycast Board of Directors," "The Merger--Opinion of Financial Advisor to Flycast," and "The Merger--Interests of Financial Advisor to Flycast in the Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

DEUTSCHE BANK SECURITIES INC.

By:/s/ Karl A. Will

   Name: Karl A. Will
   Title: Managing Director

December 2, 1999